EXHIBIT 99.1

Dot VN Announces New Vietnamese Domain Names Popular with Rural Internet Users

SAN DIEGO, CALIFORNIA – August 24, 2011, Dot VN, Inc., (http://www.dotvn.com) (OTC Trading Symbol: DTVI), an Internet and Telecommunications Company and the exclusive online global domain name registrar for the Country of Vietnam (“the Company” or “Dot VN”), announced today that since it’s official launch of the Vietnamese Native Language Internationalized Domain Names (“Vietnamese IDN”) on April 28, 2011, registrations have exceeded 320,000 domain names and has had great popularity with internet users in rural areas of Vietnam as reported by leading online newspaper VietnamNet (http://english.vietnamnet.vn/en/print/science-technology/12156/new-vietnamese-domain-names-popular-with-rural-internet-users.html)

According to Mr. Tran Minh Tan, deputy director of the VNNIC, under the Ministry of Information and Communications, “[I]nternet users in rural areas were especially fond of using Vietnamese-language domain names since they used Vietnamese almost exclusively on the internet.  The meaning of Vietnamese domain names was also clearer and more understandable to Vietnamese users,” Tan said.

“The Vietnamese IDNs represent a concerted effort on the part of VNNIC and Dot VN to reach the whole of the Vietnamese population and not just those that reside in major cities.  While many online services have focused almost exclusively on urban users in major cities, those users represent but a small fraction of the over 89 million people that make up the population of Vietnam.” said Dot VN President Lee Johnson.  “We hope to be a leader in the development of services for the as yet underserved majority of existing and potential internet users.  The Vietnamese IDN resonates with the whole of Vietnamese Society in a fundamental way and engages Vietnamese users in their native speech in a way that is far superior to standard Vietnamese domain names.  We believe that it is this connection that will allow us to reach countless millions of new Vietnamese users with a depth and scope not yet achieved through the power of their native language.  As VNNIC’s partner in the IDN project we will continue to dedicate ourselves to reaching all corners of Vietnam from the cities to the fields with the very best products and services.”

About Dot VN:

Dot VN, Inc. (www.DotVN.com) provides innovative Internet and Telecommunication services for Vietnam and operates and manages Vietnam’s premier online media web property, www.INFO.VN.  The Company is the “exclusive online global domain name registrar for .VN (Vietnam) and the recently launched Vietnamese Native Language Internationalized Domain Names (IDNs).”  Dot VN is the sole distributor of Micro-Modular Data CentersTM solutions and E-Link 1000EXR Wireless Gigabit Radios to Vietnam and Southeast Asia region.  Dot VN is headquartered in San Diego, California with offices in Hanoi, Danang and Ho Chi Minh City, Vietnam.  For more information, visit www.DotVN.com.

Forward-Looking Statements:
Statements in this press release may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to Dot VN or its management, identify forward-looking statements.  These statements are based on current expectations, estimates and projections about Dot VN’s business based, in part, on assumptions made by management.  These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict.  Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in Dot VN’s filings with the Securities and Exchange Commission.  Factors that could materially affect these forward-looking statements and/or predictions include, among other things: (i) our limited operating history; (ii) our ability to pay down existing debt; (iii) unforeseen costs and expenses; (iv) potential litigation with our shareholders, creditors and/or former or current investors; (v) Dot VN’s ability to comply with federal, state and local government regulations in the US and foreign countries; (vi) Dot VN’s ability to maintain current agreements with the government of Vietnam and enter into additional agreements with the government of Vietnam; and (vii) other factors over which we have little or no control.  In addition, such statements could be affected by risks and uncertainties related to product demand, market and customer acceptance, competition, pricing and development difficulties, as well as general industry and market conditions and growth rates and general economic conditions.  Any forward-looking statements speak only as of the date on which they are made, and Dot VN does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.  Information on Dot VN’s website does not constitute a part of this release.

For more information, contact:

Thomas M. Johnson, Chairman and CEO
Dot VN, Inc.
Phone: 858-571-2007 x14
Email: Inquiries@DotVN.com
Website: www.DotVN.com, en.www.INFO.VN
Register your “.vn” domains at:  www.VN

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